                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or trustees of Blackstone Secured Lending Fund, a Delaware statutory trust (the "Company"), do hereby constitute and appoint each of Brad Marshall, Jonathan Bock, Matthew
Alcide, Marisa J. Beeney, Kris Corbett, Edward Desloge, Katherine Rubenstein,
William Renahan, Stacy Wang, and Carlos Whitaker as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-2 of the
Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent registration statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933
Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company's common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and
Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 19th day of
May, 2023.

/s/ Brad Marshall               Trustee, Chairperson, and Co-Chief Executive
----------------------------    Officer
Brad Marshall

/s/ Jonathan Bock               Co-Chief Executive Officer
----------------------------
Jonathan Bock

/s/ Carlos Whitaker             President
----------------------------
Carlos Whitaker

/s/ Edward Desloge              Chief Financial Officer
----------------------------
Edward Desloge

/s/ Matthew Alcide              Chief Accounting Officer
----------------------------
Matthew Alcide

/s/ Kris Corbett                Controller and Treasurer
----------------------------
Kris Corbett

/s/ Stacy Wang                  Head of Stakeholder Relations
----------------------------
Stacy Wang

/s/ Katherine Rubenstein        Chief Operating Officer
----------------------------
Katherine Rubenstein

/s/ Marisa J. Beeney            Chief Legal Officer and Secretary
----------------------------
Marisa J. Beeney

/s/ William Renahan             Chief Compliance Officer
----------------------------
William Renahan

/s/ Robert Bass                 Trustee
----------------------------
Robert Bass

/s/ James F. Clark              Trustee
----------------------------
James F. Clark

/s/ Tracy Collins               Trustee
----------------------------
Tracy Collins

/s/ Vicki L. Fuller             Trustee
----------------------------
Vicki L. Fuller

/s/ Michelle Greene             Trustee
----------------------------
Michelle Greene

/s/ Vikrant Sawhney             Trustee
----------------------------
Vikrant Sawhney